CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Revolutions Medical Corporation

Charleston, South Carolina

We hereby consent to the use of our report, dated March 30, 2011, in the Prospectus constituting a part of the Company’s Registration Statement on Form S-1, relating to the financial statements of Revolutions Medical Corporation, which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Tulsa, Oklahoma

May 29, 2012